UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2006

COMPUPRINT, INC.
(Exact name of registrant as specified in its charter)

NORTH CAROLINA	333-90272	56-1940918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 Park Avenue, 16th Floor, New York, New York   10016
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:  (212) 286-9197

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c))

This Report on Form 8-K/A amends Items 1.01 and 3.02 of the Report on Form 8-K filed on September 25, 2006, with respect to stock warrants issued on September 25, 2006.

Item 1.01 Entry into a Material Definitive Agreement

On September 25, 2006, the Company granted stock warrants to purchase 250,000 shares of the Company’s common stock, exercisable for a period of up to five years from the date of grant at $0.21 per share, to each of the following employees:

Ivan Railyan, Chairman of the Board Roman Rozenberg, Chief Executive Officer Dan Brecher, Managing Director Dmitry Vilbaum, Chief Operating Officer

Item 3.02 Unregistered Sales of Equity Securities

Each of the issuance and sale of securities described below was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. No advertising or general solicitation was employed in offering the securities. All recipients either received adequate information about us or had access, through employment or other relationships, to such information.

Reference is made to Item 1.01 of this Report regarding the stock warrants issued by the Company to employees.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of PrincipalOfficers

On September 25, 2006, Ivan Railyan, our President and Chairman of the Board, informed the Company that he will cease to serve as President effective September 30, 2006. Mr. Railyan will continue to serve as Chairman. The Board of Directors has appointed Roman Rozenberg, our Chief Executive Officer, to assume the role of President.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description of Exhibit
10.1	Form of Stock Warrant dated September 25, 2006 (Incorporated by reference to Exhibit 10.1 of Form 8-K filed on September 25, 2006)

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUPRINT, INC.

Date: October 30, 2006	By: /s/ Roman Rozenberg Roman Rozenberg, Chief Executive Officer

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